Contract #502


                  STORAGE SERVICE AGREEMENT


     This STORAGE SERVICE AGREEMENT, hereinafter referred to as "Agreement," made and entered into on this 13th day of October, 1993, by and between Mississippi River Transmission Corporation, a Delaware corporation, hereinafter called "MRT," and Laclede Gas Company, a Missouri corporation, hereinafter called "Customer."

     WHEREAS, Customer, a local distribution company, has submitted a valid request time and date stamped 5:00 p.m. CST on October 1, 1993 that MRT provide it with natural gas storage service; and

WHEREAS, MRT owns and operates natural gas storage fields as part of its interstate natural gas pipeline system and has agreed to provide such storage service for Customer subject to the terms and conditions hereof; and

     WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall provide natural gas storage service for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such storage during the term hereof, at the prices and on the terms and conditions hereinafter provided.

                          ARTICLE 1

                             TERM

     Section 1.1 - This Agreement shall become effective as of November 1, 1993, and shall continue for a primary term ending October 31, 1999; provided, however, that this Agreement shall continue from year to year thereafter unless and until terminated by either MRT or Customer by written notice to the other delivered at least six (6) calendar months prior to the next succeeding year of the Agreement.

     Section 1.2 - Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for storage hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, as are necessary or appropriate in view of such termination and abandonment of service hereunder.

     Section 1.3 - Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist








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to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

     Section 1.4 - In accordance with the terms and conditions of Section 19 of the General Terms and Conditions, if Customer fails to pay within thirty
(30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' written notice to Customer, may suspend further injections and/or withdrawals of gas until such amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1 (General Terms and Conditions). If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further injections and/or withdrawals of gas on behalf of Customer.

                           ARTICLE 2

                         RATE SCHEDULE

     Section 2.1 - Service hereunder shall be provided pursuant to Rate Schedule FSS of MRT's FERC Gas Tariff, Third Revised Volume No. 1. Customer will provide fuel in kind.

     Section 2.2 - This Agreement shall be subject to the provisions of the applicable rate schedule as well as the General Terms and Conditions set forth in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, and such provisions are incorporated herein by this reference. Any curtailment of storage service hereunder shall be in accordance with the priorities set out in MRT's General Terms and Conditions. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the storage service under this Agreement and to revise the priority and/or scheduling of this storage service from time to time.

     Section 2.3 - MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the General Terms and Conditions, in accordance with the Natural Gas Act or other applicable law.

                          ARTICLE 3

                          QUANTITIES

     Subject to the terms, conditions and limitations hereof and of MRT's Rate Schedule FSS, MRT agrees to provide firm service for Customer and to receive and store for Customer's account quantities of natural gas up to the following contracted storage










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capacity: 23,550,243 MMBtu based on a heat content of 1,020 Btu per cubic foot, which shall be the Maximum Stored Quantity (MSQ). Customer's Maximum Daily Withdrawal Quantity (MDWQ) shall be 410,231 MMBtu. Daily injection and withdrawal quantities shall be governed by Rate Schedule FSS.

                           ARTICLE 4

                             RATE

     Section 4.1 - Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, Third Revised Volume No. 1, as on file and in effect from time to time, for service(s) rendered hereunder, unless otherwise agreed in writing by MRT and Customer. The maximum applicable rate(s) as of the effective date of this Agreement to be charged by MRT for the service(s) to be provided hereunder are set forth on Exhibit A.

     Section 4.2 - In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commissison, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or General Terms and Conditions, or to propose, file, and make effective superseding rate schedules and/or General Terms and Conditions, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

                           ARTICLE 5

                          ASSIGNMENT

     Section 5.1 - This Agreement shall not be assigned by Customer in whole or in part without MRT's prior written consent, which consent shall not be unreasonably withheld, provided however, that Customers under Rate Schedule FSS may release their capacity consistent with the terms and conditions of the applicable rate schedule and the General Terms and Conditions of MRT's FERC Gas Tariff, Third Revised Volume No. 1. In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.














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                           ARTICLE 6

                            NOTICES

     Section 6.1 - Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as duly delivered when hand-delivered, telecopied, or when received by the other party if mailed by United States mail, postage prepaid, to the following addresses (unless and until either party notifies the other, in writing of a change in its address):

     To Customer:  Laclede Gas Company

                   Payments
                   Steve Mathews
                   720 Olive Street, Room 1524
                   St. Louis, MO  63101
                   (314) 342-0512

                   Notices
                   Steve Mathews
                   720 Olive Street, Room 1524
                   St. Louis, MO  63101
                   (314) 342-0512

                   Telecopy
                   (314) 342-9577

     To  MRT:      Mississippi River Transmission Corporation

                   Payments
                   P. O. Box 955582
                   St. Louis, MO  63195-5582

                   Notices
                   Transportation Services
                   9900 Clayton Road
                   St. Louis, MO  63124

                   Nominations (other than electronic)
                   Transportation Services
                   9900 Clayton Road
                   St. Louis, MO  63124
                   Telecopy:  (314) 991-7600

                   Pipeline Operations
                   Gas Control Department
                   9900 Clayton Road
                   St. Louis, MO  63124
                   Telephone:  (314) 991-9900

     Section 6.2 - Each party shall notify the other in writing of the name, address, telephone number and telecopy number of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.





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                           ARTICLE 7

                         MISCELLANEOUS

     Section 7.1 - This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

     Section 7.2 - Exhibit A attached hereto is incorporated into this Agreement in its entirety.

     Section 7.3 - [This Agreement supersedes and cancels the Storage Service Agreement dated not applicable between the parties hereto.]

     Section 7.4 - [Complete as applicable]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove first written.

ATTEST:                      MISSISSIPPI RIVER TRANSMISSION
                             CORPORATION


s/Loretta J. Grueninger      By  s/Kevin J. Blase (AVS)
     Secretary                   Kevin J. Blase
                                 9900 Clayton Road
                                 St. Louis, MO  63124


ATTEST:                      LACLEDE GAS COMPANY


s/D. L. Godiner              By  s/Douglas H. Yaeger
     Secretary                   Douglas H. Yaeger
                                 Vice President-Operations,
                                 Gas Supply and Technical Services
                                 720 Olive Street
                                 St. Louis, MO
















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                            EXHIBIT A


                                 BASE
TYPE OF SERVICE                  RATE*
Firm Storage Service
(Rate Schedule FSS)              Deliverability Charge
                                   (Maximum): $0.957/MMBtu

                                 Capacity Charge
                                   (Maximum): 21.09 cents/MMBtu

                                 Injection Charge
                                   (Maximum): 0.52 cents/MMBtu

                                 Withdrawal Charge
                                   (Maximum): 0.52 cents/MMBtu





































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